Exhibit 10(ii)

RENASANT CORPORATION
2020 LONG-TERM INCENTIVE COMPENSATION PLAN
AMENDMENT NO. 1
(Issuance of Additional Shares)

Whereas, Renasant Corporation, a corporation organized and existing under the laws of the State of Mississippi with its principal place of business in Tupelo, Mississippi (the “Company”), sponsors and maintains the Renasant Corporation 2020 Long-Term Incentive Compensation Plan, which plan provides for the grant or award of incentives related to shares of the Company’s common stock, $5.00 par value per share (“Common Stock;” the “Plan”);

Whereas, the Board of Directors of the Company has authorized the amendment of the Plan for the purpose of increasing the number of shares of Common Stock reserved for issuance thereunder;

Now, Therefore, the Plan shall be deemed amended as follows:

1.Section 3.3 of the Plan shall be amended and restated in its entirety to read as follows:

“3.3 Number and Type of Shares. Subject to adjustment as provided herein, the number of shares of Common Stock that shall be available for grant, award or issuance under the Plan shall not exceed an aggregate of 915,000 shares, consisting of 1,627,712 shares previously authorized upon the Plan’s initial adoption, 172,288 shares previously reserved for issuance under the 2011 Plan, but not granted, awarded or issued as of the Effective Date, and 915,000 additional shares authorized by the Board on January 19, 2016; provided that the grant, award, issuance or other use of such additional shares shall be contingent upon the prior approval of the Company’s shareholders, as provided in Section 13.4 hereof. Common Stock issued in connection with the grant or award of an Incentive may be authorized and unissued shares, issued shares held as treasury shares or shares acquired on the open market or through private purchase.”

2.Except as specifically provided herein, the Plan shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects.

This Amendment No. 1 was adopted by the Board of Directors of Renasant Corporation on February 26, 2024, to be effective upon its approval by the shareholders of the Company.

Renasant Corporation

By: /s/ C. Mitchell Waycaster
Name: C. Mitchell Waycaster
Title: Chief Executive Officer
Date: February 26, 2024